Exhibit 99.1

Cheniere Energy, Inc. Announces Leadership Transition,

Appoints Neal Shear as Interim President and CEO and Andrea Botta as Chairman

- Cheniere to focus on completion of Sabine Pass & Corpus Christi Liquefaction projects

- Board committed to creating and sustaining shareholder value, transitioning to an operating company with stable and growing positive cash flow

- Cheniere to conduct CEO search

HOUSTON, December 13, 2015 - Cheniere Energy, Inc. (“Cheniere”) (NYSE MKT: LNG), along with subsidiaries Cheniere Energy Partners, L.P. (NYSE: CQP) and Cheniere Energy Partners LP Holdings, LLC (NYSE: CQH), announced today that its Board of Directors has appointed Board member Neal A. Shear as interim President and Chief Executive Officer, and the Cheniere Board has appointed Board member G. Andrea Botta as Chairman of its Board of Directors, effective immediately. Mr. Shear has also been appointed the Chairman of the Boards of Cheniere Energy Partners GP, LLC, the general partner of Cheniere Energy Partners, L.P., and Cheniere Energy Partners LP Holdings, LLC. The appointments follow the Board’s decision to replace Charif Souki, Cheniere’s co-founder, Chairman, President and Chief Executive Officer, effective immediately

“The Board of Directors thanks Charif for his entrepreneurial spirit over the past 19 years. Under his leadership, Cheniere was established as a first mover in LNG exports and is positioned to become a significant player in the global LNG markets,” said lead independent director David B. Kilpatrick.

“With Sabine Pass Liquefaction’s first of five LNG trains nearing completion and with the overall construction of both Sabine Pass and Corpus Christi projects advancing as planned, Cheniere will transition into an operating company with stable and growing positive cash flow underpinned by long-term offtake agreements with investment grade energy companies worldwide,” said newly elected Board Chairman G. Andrea Botta. “The changes announced today will serve Cheniere well in creating and sustaining shareholder value, while continuing to explore a limited number of strategic initiatives within the LNG industry.”

“Cheniere is well positioned for growth in the global LNG markets and the Board has the utmost confidence in our management team given its significant accomplishments against key milestones,” noted interim President and CEO Neal Shear.

The Governance and Nominating Committee of the Board will immediately begin a search for a permanent CEO. Mr. Shear, together with a special committee of the Board of Directors, will work with Cheniere’s executive team to facilitate an orderly leadership transition. In addition, Board member Nuno Brandolini will take over as head of Cheniere’s Compensation Committee.

Mr. Shear, a member of Cheniere’s Board of Directors since 2014, is a 30-year industry veteran with experience managing global commodities activities and investments across a variety of asset classes. He is a partner of Silverpeak Strategic Partners LP, a private investment company, and served as the Chief Executive Officer of Higgs Capital Management, a commodity-focused hedge fund, until 2014. Prior to Higgs Capital Management, Mr. Shear served as Global Head of Securities at UBS Investment Bank and was a Partner at Apollo Global Management. Mr. Shear spent 26 years at Morgan Stanley as a founder of its Commodities Business, serving in several leadership roles, including Head of the Commodities Division, Global Head of Fixed Income and Co-Head of Institutional Sales and Trading.

Mr. Botta has been a member of Cheniere’s Board of Directors since 2010. Since 2006, Mr. Botta has served as President of Glenco LLC, a private investment company. Prior to joining Glenco, Mr. Botta served as Managing Director of Morgan Stanley from 1999 to 2006. He served as President of EXOR America, Inc. (formerly IFINT-USA, Inc.), holding company of the Agnelli family, from 1993 until 1999 and for more than five years prior as Vice President of Acquisitions of IFINT-USA, Inc. He serves on the Board of Directors of Graphic Packaging Holding Company, chairing its Compensation Committee.

About Cheniere Energy, Inc.

Cheniere Energy, Inc., a Houston-based energy company primarily engaged in LNG-related businesses, owns and operates the Sabine Pass LNG terminal and Creole Trail Pipeline in Louisiana. Through its subsidiary, Cheniere Energy Partners, L.P., Cheniere is developing liquefaction projects at the Sabine Pass LNG terminal and near Corpus Christi, Texas. Cheniere is also exploring a limited number of opportunities directly related to its existing LNG business. For additional information, please refer to the Cheniere website at www.cheniere.com and Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, filed with the Securities and Exchange Commission.

This press release contains certain statements that may include “forward-looking statements” within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere’s business strategy, plans and objectives, including the development, construction and operation of liquefaction facilities and its intent to transition into an operating company with stable and growing positive cash flow underpinned by long-term offtake agreements with investment grade energy companies worldwide, (ii) statements regarding expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere’s LNG terminal and pipeline businesses, including liquefaction facilities, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements and (vi) statements regarding future discussions and entry into contracts. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere’s periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.